Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
ANHEUSER−BUSCH COMPANIES, INC.
FORM 10−K FOR THE YEAR ENDED DECEMBER 31, 2005
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES−OXLEY ACT OF 2002

I am the Vice President and Chief Financial Officer of Anheuser−Busch Companies, Inc., a Delaware corporation (the “Company”). I am delivering this certificate in connection with the Form 10−K of the Company for the year ended December 31, 2005 and filed with the Securities and Exchange Commission (“Form 10−K”).
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10−K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10−K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 22, 2006	/s/ W. Randolph Baker
W. Randolph Baker Vice President and Chief Financial Officer Anheuser-Busch Companies, Inc.